Exhibit 99.1

Nevro Reports Third-Quarter 2024 Financial Results

Reaffirms Full-Year 2024 Revenue Guidance and

Raises Full-Year 2024 Adjusted EBITDA Guidance

REDWOOD CITY, California – November 11, 2024 – Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today reported its third-quarter 2024 financial results, reaffirmed its full-year 2024 revenue guidance and raised its full-year 2024 adjusted EBITDA guidance.

“Our worldwide revenue and adjusted EBITDA came in better than we anticipated in the third quarter of 2024. In addition, our cash position reflects the benefits from our restructurings earlier this year as well as our focus on working capital management,” said Kevin Thornal, Nevro’s CEO. “We continue to make improvements in our commercial execution and allocation of marketing resources to address ongoing market challenges and return to top-line growth.”

“We are excited about our recent limited market launch of HFX AdaptivAI™, the only artificial intelligence (AI)-driven technology in spinal cord stimulation, which delivers responsive and personalized pain relief in real time. We anticipate the full market release of HFX AdaptivAI by the end of November,” continued Thornal. “We are also thrilled to receive regulatory approval to now offer our HFX iQ system in CE-marked countries in Europe. Our team worked tirelessly to achieve this milestone, and we look forward to the limited market release of HFX iQ in select regions of Europe in the fourth quarter of 2024, followed by a full market release in 2025.”

“In addition, we continue to explore strategic options to accelerate our growth, diversify our product portfolio and deliver shareholder value,” said Thornal. “While this process is ongoing and we are in discussions, we remain focused on our strategy to become the leading provider of treatment options with the most diversified, differentiated and innovative product portfolio in the pain management space.”

Third-Quarter 2024 Financial and Recent Business Highlights

(As compared with third-quarter 2023)

•
Worldwide revenue was $96.9 million, down 6.7% as reported and 7.0% on a constant currency basis.

U.S. revenue was $83.9 million, down 6.5%.

International revenue was $13.0 million, down 7.7% as reported and 9.6% on a constant currency basis.

•
U.S. trial procedures decreased 15.2%.
•
Net loss from operations was $13.9 million; adjusted EBITDA was negative $1.8 million. Refer to the financial table at the end of this release for GAAP to non-GAAP reconciliations, definitions and further information regarding the use of non-GAAP metrics.
•
Cash, cash equivalents and short-term investments totaled $277.0 million as of September 30, 2024, increasing $3.3 million from June 30, 2024. The increase reflects the benefits from the company’s restructuring efforts in the first half of 2024 and disciplined working capital management.
•
On September 24, 2024, Nevro announced the US Food and Drug Administration approval and limited market release of HFX iQ AdaptivAI, a responsive, personalized pain management platform powering the HFX iQ spinal cord stimulation (SCS) system. The company anticipates a full market release of HFX AdaptivAI in the U.S. in the fourth quarter of 2024.
•
On October 29, 2024, Nevro announced the publication of new data in the Journal of Pain Research demonstrating significant, durable pain relief and long-term and clinically meaningful reductions in hemoglobin A1c (HbA1c) and weight in study participants with painful diabetic neuropathy (PDN) and Type 2 diabetes who received 10kHz high-frequency spinal cord stimulation (SCS) therapy.
•
Nevro received regulatory approval to sell its HFX iQ system in CE-marked countries in the European Union and expects to begin the limited market release in select regions of Europe in the fourth quarter of 2024 with the full market release planned for the first quarter of 2025.
•
Comparative biomechanical data on Nevro1™, a novel posterior integrated single-cage system has been accepted for publication in Medical Devices: Evidence and Research. Nevro1 was found to provide equivalent and superior motion reduction respectively with a less invasive and less destructive approach while providing the largest surface area for fusion.

Third-Quarter 2024 Financial Results

Worldwide revenue for the third quarter of 2024 was $96.9 million, a decrease of 6.7% as reported and 7.0% on a constant currency basis, compared with $103.9 million in the third quarter of 2023. The year-over-year decrease was primarily the result of softness in the U.S. SCS market and competitive pressures during the quarter as well as commercial execution.

U.S. revenue in the third quarter of 2024 was $83.9 million, a decrease of approximately 6.5% compared with $89.8 million in the prior year period. U.S. permanent implant procedures decreased 9.6% compared with the third quarter of 2023, and U.S. trial procedures decreased 15.2% compared with the third quarter of 2023 due to the same factors that affected revenue in the third quarter.

International revenue in the third quarter of 2024 was $13.0 million compared with $14.1 million in the third quarter of 2023, a decrease of approximately 7.7% as reported and 9.6% on a constant currency basis. The decline in revenue was primarily due to the continued short-term impact of negative SCS-related media reports in Australia that resulted in the postponement and cancellation of cases as well the ongoing impact of healthcare reform in Germany that caused a delay in procedures in the third quarter of 2024

Gross profit for the third quarter of 2024 was $64.6 million compared with $69.5 million in the third quarter of 2023. Gross margin in the third quarter of 2024 was 66.7% compared with 66.9% in the third quarter of 2023.

Operating expenses for the third quarter of 2024 were $78.5 million compared with $95.1 million for the year-ago period and includes restructuring charges, intangible amortization, contingent consideration revaluations, and a year-over-year reduction in litigation-related expenses. Excluding these items, operating expenses in the third quarter of 2024 decreased by approximately $11.6 million, or 12.2%, compared with the prior-year quarter, reflecting the benefits from the company's January and May 2024 restructurings and continued disciplined expense management efforts in the current-year quarter.

Litigation-related legal expenses were a credit of $0.6 million for the third quarter of 2024 compared with $4.3 million of costs for the third quarter of 2023. The year-over-year decrease was primarily due to the resolution and final payment of the company’s legal disputes with the Mayo Clinic and Flathead Partners.

Net loss from operations for the third quarter of 2024 was $13.9 million, or approximately $18.9 million excluding restructuring charges, intangible amortization, contingent consideration revaluations, and year-over-year decrease in litigation-related expenses. Net loss from operations in the third quarter of 2023 was $25.6 million.

Adjusted EBITDA for the third quarter of 2024 was a loss of $1.8 million compared with a loss of $5.8 million for the third quarter of 2023. Adjusted EBITDA excludes interest, taxes and non-cash items such as stock-based compensation and depreciation and amortization, as well as litigation-related expenses, restructuring and supplier contract renegotiation charges, and other adjustments. Refer to the financial table at the end of this release for GAAP to adjusted (non-GAAP) reconciliations.

Cash, cash equivalents and short-term investments totaled $277.0 million as of September 30, 2024, an increase of $3.3 million from June 30, 2024. The increase was primarily the result of net cash provided from operations.

Full-Year 2024 Financial Guidance

Based on its third-quarter 2024 performance and outlook for the remainder of this year, Nevro continues to expect its full-year 2024 worldwide revenue to be in the range of approximately $400 million to $405 million. The company is raising its full-year 2024 adjusted EBITDA guidance to a range of negative $18 million to negative $16 million from its previous guidance range of negative $20 million to negative $18 million. Nevro’s full-year 2024 guidance assumes that its U.S. SCS trialing growth rate in the fourth quarter of 2024 does not improve from the third quarter of 2024.

Nevro has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income (loss) within this press release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. For more information regarding the non-GAAP financial measures discussed in this press release, please see the financial table at the end of this release for GAAP to non-GAAP reconciliations, definitions and further information regarding the use of non-GAAP metrics.

Conference Call and Webcast

Nevro will host a conference call and webcast today beginning at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its financial results. The live webcast and replay of the conference call will be available in the Investor Relations section of the company’s website at Events & Presentation. The webcast can be accessed 10 minutes prior to the conference call start time.

For those parties that do not have internet access, the conference call can be accessed by calling one of the below telephone numbers and providing conference ID 5980028:

U.S. domestic participant dial-in number (toll-free): 1-(888) 596-4144

International participant dial-in number: 1-(646) 968-2525

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the "Investor Relations" section of its website at www.nevro.com. The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro's comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy.

Nevro recently added a minimally invasive treatment option for patients in the U.S. suffering from chronic sacroiliac joint ("SI joint") pain and now provides the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients. Senza®, Senza II®, Senza Omnia™, and HFX iQ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy. Nevro's unique support services provide every patient with an HFX Coach™ throughout their pain relief journey and every physician with Nevrocloud™ insights for enhanced patient and practice management.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, 10 kHz Therapy, HFX, the HFX logo, HFX iQ, the HFX iQ logo, HFX Algorithm, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, Nevrocloud, RELIEF MULTIPLIED, HFX AdaptivAI, the X logo, NEVRO, and the NEVRO logo are trademarks or registered trademarks of Nevro Corp. Patents covering Senza HFX iQ and other Nevro products are listed at Nevro.com/patents. Bluetooth® and the Bluetooth symbol are registered trademarks of their respective owners.

To learn more about Nevro, connect with us on LinkedIn, X, Facebook, and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the current beliefs and expectations of the company’s management, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: our full-year 2024 financial guidance; our belief that the actions we have taken and intend to take will further position us for a return to growth, success in the marketplace, profitability and shareholder value creation; our belief that execution improvements and our reallocation of marketing resources will allow us to return to sustainable growth; our belief that the market release of HFX AdaptivAI™ in U.S. and HFX iQ™ in Europe will successfully drive sales; our belief that evaluating and/or engaging in strategic opportunities will help us diversify and grow our business, which we believe may position us to accelerate our goals of profitability and maximizing shareholder value; and our beliefs with regards to the SCS market and factors impacting our results, including the duration in which those factors will continue to impact our results; and our beliefs in the catalysts for long-term growth. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to successfully integrate any additive acquisitions we may make, including our acquisition of Vyrsa Technologies; our ability to attract and retain qualified personnel; our ability to accurately forecast financial and operating results; our ability to successfully evaluate and execute on potential strategic opportunities; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 23, 2024, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Nevro's operating results for the period ending September 30, 2024, are not necessarily indicative of the company’s operating results for any future periods.

Investor and Media Contact:

Angie McCabe

Vice President, Investor Relations & Corporate Communications

angeline.mccabe@nevro.com

Nevro Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended
	September 30,
	2024	2023
	(unaudited)
Revenue	$96,910	$103,862
Cost of revenue	32,296	34,346
Gross profit	64,614	69,516
Operating expenses:
Research and development	10,579	13,923
Sales, general and administrative	68,471	81,152
Amortization of intangibles	737	—
Change in fair value of contingent consideration	(1,307)	—
Total operating expenses	78,480	95,075
Loss from operations	(13,866)	(25,559)
Other income (expense):
Interest income (expense), net	(3,782)	1,976
Change in fair market value of warrants	3,438	—
Other income (expense), net	(854)	234
Loss before income taxes	(15,064)	(23,349)
Provision for income taxes	280	130
Net loss	(15,344)	(23,479)
Changes in foreign currency translation adjustment	1,337	(765)
Changes in unrealized gains (losses) on short-term investments	1,239	470
Net change in other comprehensive income (loss)	2,576	(295)
Comprehensive loss	$(12,768)	$(23,774)
Net loss per share, basic and diluted	$(0.41)	$(0.65)
Weighted average shares used to compute net loss per share	37,324,907	36,142,255

Nevro Corp.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$71,982	$104,217
Short-term investments	205,056	218,506
Accounts receivable, net	70,601	79,377
Inventories, net	120,412	118,676
Prepaid expenses and other current assets	11,189	10,145
Total current assets	479,240	530,921
Property and equipment, net	24,928	24,568
Operating lease assets	21,776	8,944
Goodwill	38,209	38,164
Other intangible assets, net	25,144	27,354
Other assets	5,745	5,156
Restricted cash	606	606
Total assets	$595,648	$635,713
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$20,309	$22,520
Accrued liabilities and other	34,943	45,297
Short-term debt	37,906	—
Contingent liabilities, current portion	1,912	9,836
Other current liabilities	343	5,722
Total current liabilities	95,413	83,375
Long-term debt	184,364	211,471
Long-term operating lease liabilities	24,321	4,634
Contingent liabilities, non-current portion	13,501	12,257
Warrant liability	2,238	28,739
Other long-term liabilities	2,168	2,092
Total liabilities	322,005	342,568
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized; 38,111,415 and 37,044,390 shares issued at September 30, 2024 and December 31, 2023, respectively; 37,439,555 and 36,361,474 shares outstanding at September 30, 2024 and December 31, 2023, respectively	37	36
Additional paid-in capital	1,031,899	992,762
Accumulated other comprehensive income (loss)	1,445	(243)
Accumulated deficit	(759,738)	(699,410)
Total stockholders’ equity	273,643	293,145
Total liabilities and stockholders’ equity	$595,648	$635,713

Nevro Corp.

GAAP to Non-GAAP Adjusted EBITDA Reconciliation

(unaudited)

(in thousands)

The following table presents a reconciliation of GAAP net loss, as prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), to adjusted EBITDA, a non-GAAP financial measure.

Reconciliation of actual results:

	Three Months Ended
	September 30,
	2024	2023
	(unaudited)
GAAP Net Income (Loss)	$(15,344)	$(23,479)
Non-GAAP Adjustments:
Interest (income) expense, net	3,782	(1,976)
Provision for income taxes	280	130
Depreciation and amortization	1,908	1,723
Stock-based compensation expense and other equity related charges	11,423	13,523
Amortization of intangibles	737	—
Change in fair value of contingent consideration	(1,307)	—
Change in fair market value of warrants	(3,438)	—
Litigation-related expenses	(582)	4,284
Restructuring charges	730	—
Supplier renegotiation charge	—	—
Adjusted EBITDA	$(1,811)	$(5,795)

Reconciliation of guidance:

	Year Ended
	December 31, 2024
	(Low Case)	(High Case)

GAAP Net Loss	$(92,100)	$(88,700)
Non-GAAP Adjustments	74,100	72,700
Adjusted EBITDA	$(18,000)	$(16,000)

Management uses certain non-GAAP financial measures, most specifically adjusted EBITDA, as a supplement to GAAP financial measures to further evaluate the company's operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives.

Management believes it is important to provide investors with the same non-GAAP metrics it uses to evaluate the performance and underlying trends of the company's business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of its operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of the company's underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating non-GAAP adjusted EBITDA, the company further adjusts for the following items:

•
Stock-based compensation expense and other equity-related charges – The company excludes non-cash costs related to the company's stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the company.

•
Amortization of intangibles – The company excludes amortization of intangibles from the acquisition of businesses.
•
Change in fair value of contingent consideration – The company excludes the changes in the fair value of its contingent consideration liability.
•
Change in fair market value of warrants – The company excludes the changes in the fair value of its warrant liability.
•
Litigation-related expenses – The company excludes legal and professional fees as well as charges and credits associated with certain legal matters, which management considers not related to the underlying operating performance of the business.
•
Restructuring charges – The company excludes charges incurred as a direct result of restructuring programs, such as salaries and other compensation-related expenses.
•
Supplier contract renegotiation charge – The company excluded one-time costs associated with the renegotiation of a supplier contract.

Full-year guidance excludes the impact of foreign currency fluctuations.

The non-GAAP financial measure should not be considered in isolation from, or as a replacement for, the most directly comparable GAAP financial measures, as it is not prepared in accordance with U.S. GAAP.

Nevro has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted net income (loss) within this press release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expenses, amortization of intangibles, change in fair value of contingent consideration, change in fair value of warrants, and litigation-related expenses.

Amounts may not add due to rounding and percentages are calculated using thousands not millions.

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